Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Petrohawk Energy Corporation of our report dated March 19, 2004, with respect to the financial statements of Beta Oil & Gas, Inc. included in its Annual Report (Form
10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Tulsa, Oklahoma

July 14, 2006